Exhibit 23.2

Consent of Independent Auditors

We consent to the use in this Registration Statement of GlobalOptions Group, Inc. on Form SB-2/A, Amendment No. 2 (File No. 333-129363) of our report on the financial statements of Confidential Business Resources, Inc., dated July 22, 2005.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Lattimore, Black Morgan & Cain, PC
Lattimore, Black Morgan & Cain, PC
Brentwood, Tennessee May 5, 2006